INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp Inc. Announces Third Quarter 2024 Results
INDIANA, Pa., - October 17, 2024 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $32.6 million, or $0.85 per diluted share, for the third quarter of 2024 compared to net income of $34.4 million, or $0.89 per diluted share, for the second quarter of 2024 and net income of $33.5 million, or $0.87 per diluted share, for the third quarter of 2023.
Third Quarter of 2024 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.35%, return on average equity (ROE) of 9.58% and return on average tangible equity (ROTE) (non-GAAP) of 13.35% compared to ROA of 1.45%, ROE of 10.61% and ROTE (non-GAAP) of 15.01% for the second quarter of 2024.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.69% compared to 1.82% for the second quarter of 2024.
•Net interest margin (NIM) (FTE) (non-GAAP) remained strong at 3.82% compared to 3.85% in the second quarter of 2024.
•Customer deposit growth of $100.5 million, or 5.42% annualized, was offset by lower brokered deposits of $126.0 million, resulting in a net decrease in total deposits of $25.5 million for the third quarter of 2024.
•The allowance for credit losses to total portfolio loans was 1.36% compared to 1.38% at June 30, 2024.
"We are pleased to report strong third quarter results, highlighted by solid return metrics, continued improvement in asset quality and our fifth consecutive quarter of customer deposit growth. Our capital levels continue to build, positioning us to take advantage of market opportunities," said chief executive officer Chris McComish. "These results would not be possible without the commitment and hard work of our teams and their focus on our people-forward purpose, which is moving our customers, employees and communities forward while delivering value to our shareholders."
Net Interest Income
Net interest income increased $0.9 million to $84.5 million for the third quarter of 2024 compared to $83.6 million for the second quarter of 2024. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) remained strong at 3.82% compared to 3.85% in the prior quarter. The yield on total average loans increased one basis point to 6.30% compared to 6.29% in the second quarter of 2024. Total interest-bearing deposit costs increased 12 basis points to 3.04% compared to 2.92% in the second quarter of 2024. Higher interest-bearing deposit costs were primarily due to growth in higher costing average money market accounts of $112.8 million and certificates of deposit of $51.5 million compared to the second quarter of 2024. Average borrowings decreased $58.1 million to $292.3 million compared to
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S&T Earnings Release - 2

$350.4 million in the second quarter of 2024 primarily due to higher average deposit balances. Total borrowing costs decreased 9 basis points to 5.37% compared to 5.46% in the second quarter of 2024.
Asset Quality
The allowance for credit losses, or ACL, was $104.3 million, or 1.36% of total portfolio loans, at September 30, 2024, compared to $106.2 million, or 1.38%, at June 30, 2024. The provision for credit losses improved by $0.9 million with a negative $0.5 million provision for credit losses for the third quarter of 2024 compared to a $0.4 million provision for credit losses in the second quarter of 2024. The decrease in the provision for credit losses for the third quarter was mainly attributed to a lower level of ACL primarily related to a decrease in qualitative reserve due to improvement in asset quality. Net loan charge-offs were $2.1 million for the third quarter of 2024 compared to net loan recoveries of $0.4 million in the second quarter of 2024. Nonperforming assets to total portfolio loans plus other real estate owned decreased 4 basis points to 0.41% at September 30, 2024 compared to 0.45% at June 30, 2024.
Noninterest Income and Expense
Noninterest income decreased $1.4 million to $11.9 million in the third quarter of 2024 compared to $13.3 million in the prior quarter. The decrease in noninterest income was primarily due to changes in the value of Visa Class B-1 common stock and losses related to the repositioning of securities into longer duration, higher-yielding securities. During the third quarter of 2024, a $2.2 million securities repositioning loss was recognized, which was partially offset by a $0.2 million unrealized gain related to Visa Class B-1 common stock resulting in a $2.0 million net loss in noninterest income. This compares to a $3.2 million securities repositioning loss, which was offset by a $3.2 million unrealized gain from the Visa exchange offer for Class B-1 common stock resulting in no net impact to noninterest income during the second quarter of 2024.
Total noninterest expense increased $1.8 million to $55.4 million compared to $53.6 million in the second quarter of 2024. Salaries and employee benefits increased $0.9 million primarily related to higher incentive costs compared to the second quarter of 2024. Data processing and information technology increased $0.8 million compared to the second quarter of 2024 due to the timing of investments in technology.
Financial Condition
Total assets were $9.6 billion at both September 30, 2024 and June 30, 2024. Total portfolio loans were $7.7 billion at both September 30, 2024 and June 30, 2024. Total portfolio loans decreased $24.5 million with a $76.4 million decrease in commercial loans partially offset by consumer loan growth of $51.9 million compared to June 30, 2024. Commercial loan growth continues to be impacted by a lower level of loan originations and higher pay-offs. Total deposits were $7.7 billion at both September 30, 2024 and June 30, 2024. Customer deposit growth continues to be strong allowing for a reduction in higher costing borrowings and brokered deposits. Customer deposit growth was $100.5 million, or 5.42% annualized, which was offset by lower brokered deposits of $126.0 million, resulting in a decrease in total deposits of $25.5 million for the third quarter of 2024. Total borrowings decreased $25.0 million to $338.4 million compared to $363.4 million at June 30, 2024.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release - 3

Conference Call
S&T will host its third quarter 2024 earnings conference call live via webcast at 1:00 p.m. ET on Thursday, October 17, 2024. To access the webcast, go to S&T Bancorp Inc.’s investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.6 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; any remaining uncertainties with the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our
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S&T Earnings Release - 4

ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2024	2024	2023
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$120,907	$119,564	$114,258
Investment Securities:
Taxable	10,221	8,761	7,857
Tax-exempt	165	168	213
Dividends	181	272	631
Total Interest and Dividend Income	131,474	128,765	122,959

INTEREST EXPENSE
Deposits	42,493	39,629	24,910
Borrowings, junior subordinated debt securities and other	4,504	5,542	10,662
Total Interest Expense	46,997	45,171	35,572

NET INTEREST INCOME	84,477	83,594	87,387
Provision for credit losses	(454)	422	5,498
Net Interest Income After Provision for Credit Losses	84,931	83,172	81,889

NONINTEREST INCOME
Loss on sale of securities	(2,199)	(3,150)	—
Debit and credit card	4,688	4,713	4,690
Service charges on deposit accounts	4,181	4,089	4,060
Wealth management	3,071	2,995	3,003
Mortgage banking	355	254	294
Other	1,781	4,404	131
Total Noninterest Income	11,877	13,305	12,178

NONINTEREST EXPENSE
Salaries and employee benefits	31,274	30,388	27,521
Data processing and information technology	5,003	4,215	4,479
Occupancy	3,828	3,649	3,671
Furniture, equipment and software	3,410	3,382	3,125
Other taxes	1,874	1,433	1,831
Marketing	1,382	1,404	1,741
Professional services and legal	1,229	1,403	1,965
FDIC insurance	1,054	1,053	1,029
Other noninterest expense	6,311	6,681	7,437
Total Noninterest Expense	55,365	53,608	52,799
Income Before Taxes	41,443	42,869	41,268
Income tax expense	8,853	8,498	7,800
Net Income	$32,590	$34,371	$33,468

Per Share Data
Shares outstanding at end of period	38,259,730	38,256,204	38,244,309
Average shares outstanding - diluted	38,560,409	38,531,692	38,336,016
Diluted earnings per share	$0.85	$0.89	$0.87
Dividends declared per share	$0.33	$0.33	$0.32
Dividend yield (annualized)	3.15%	3.95%	4.73%
Dividends paid to net income	38.77%	36.97%	36.55%
Book value	$35.96	$34.54	$31.99
Tangible book value (1)	$26.13	$24.71	$22.14
Market value	$41.97	$33.39	$27.08

Profitability Ratios (Annualized)
Return on average assets	1.35%	1.45%	1.42%
Return on average shareholders' equity	9.58%	10.61%	10.84%
Return on average tangible shareholders' equity(2)	13.35%	15.01%	15.78%
Pre-provision net revenue / average assets(3)	1.69%	1.82%	1.99%
Efficiency ratio (FTE)(4)	55.88%	54.94%	52.67%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees	$359,048	$325,681
Investment Securities:
Taxable	27,577	23,120
Tax-exempt	526	642
Dividends	842	1,752
Total Interest and Dividend Income	387,993	351,195

INTEREST EXPENSE
Deposits	118,784	59,915
Borrowings, junior subordinated debt securities and other	17,661	26,979
Total Interest Expense	136,445	86,894

NET INTEREST INCOME	251,548	264,301
Provision for credit losses	2,595	16,949
Net Interest Income After Provision for Credit Losses	248,953	247,352

NONINTEREST INCOME
Loss on sale of securities	(5,346)	—
Debit and credit card	13,636	13,708
Service charges on deposit accounts	12,098	12,064
Wealth management	9,108	9,136
Mortgage banking	886	884
Other	7,630	3,767
Total Noninterest Income	38,012	39,559

NONINTEREST EXPENSE
Salaries and employee benefits	91,174	80,513
Data processing and information technology	14,172	12,914
Occupancy	11,347	11,216
Furniture, equipment and software	10,264	9,178
Professional services and legal	5,178	4,943
Other taxes	4,729	5,053
Marketing	4,352	5,855
FDIC insurance	3,156	3,073
Other noninterest expense	19,121	21,386
Total Noninterest Expense	163,493	154,131
Income Before Taxes	123,472	132,780
Income tax expense	25,272	25,046

Net Income	$98,200	$107,734

Per Share Data
Average shares outstanding - diluted	38,563,721	38,668,964
Diluted earnings per share	$2.55	$2.78
Dividends declared per share	$0.99	$0.96
Dividends paid to net income	38.66%	34.43%

Profitability Ratios (annualized)
Return on average assets	1.37%	1.56%
Return on average shareholders' equity	9.97%	11.80%
Return on average tangible shareholders' equity(5)	14.06%	17.20%
Pre-provision net revenue / average assets(6)	1.76%	2.17%
Efficiency ratio (FTE)(7)	55.68%	50.41%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2024	2024	2023
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$228,090	$246,310	$238,453
Securities available for sale, at fair value	1,011,312	977,958	955,262
Loans held for sale	307	188	257
Commercial loans:
Commercial real estate	3,327,895	3,347,699	3,286,272
Commercial and industrial	1,548,172	1,611,183	1,635,354
Commercial construction	386,509	380,128	388,470
Total Commercial Loans	5,262,576	5,339,010	5,310,096
Consumer loans:
Residential mortgage	1,612,629	1,562,026	1,384,133
Home equity	645,966	642,225	649,122
Installment and other consumer	105,235	102,660	115,379
Consumer construction	62,648	67,649	57,188
Total Consumer Loans	2,426,478	2,374,560	2,205,822
Total Portfolio Loans	7,689,054	7,713,570	7,515,918
Allowance for credit losses	(104,321)	(106,150)	(108,206)
Total Portfolio Loans, Net	7,584,733	7,607,420	7,407,712
Federal Home Loan Bank and other restricted stock, at cost	11,484	12,056	38,576
Goodwill	373,424	373,424	373,424
Other assets	374,597	418,106	452,393
Total Assets	$9,583,947	$9,635,462	$9,466,077

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,157,537	$2,206,589	$2,276,009
Interest-bearing demand	773,224	789,317	868,624
Money market	2,074,095	2,008,486	1,615,445
Savings	879,653	906,794	974,940
Certificates of deposit	1,770,332	1,769,150	1,487,879
Total Deposits	7,654,841	7,680,336	7,222,897

Borrowings:
Short-term borrowings	225,000	275,000	630,000
Long-term borrowings	64,015	39,034	39,396
Junior subordinated debt securities	49,403	49,388	49,343
Total Borrowings	338,418	363,422	718,739
Other liabilities	214,934	270,261	300,909
Total Liabilities	8,208,193	8,314,019	8,242,545

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,375,754	1,321,443	1,223,532
Total Liabilities and Shareholders’ Equity	$9,583,947	$9,635,462	$9,466,077

Capitalization Ratios
Shareholders' equity / assets	14.35%	13.71%	12.93%
Tangible common equity / tangible assets(8)	10.86%	10.21%	9.31%
Tier 1 leverage ratio	11.70%	11.51%	11.12%
Common equity tier 1 capital	14.37%	13.89%	13.11%
Risk-based capital - tier 1	14.70%	14.21%	13.43%
Risk-based capital - total	16.28%	15.79%	15.01%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2024		2024		2023
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$200,301	5.44%	$143,521	5.47%	$144,303	4.93%
Securities, at fair value	990,375	3.12%	961,552	2.93%	964,928	2.64%
Loans held for sale	20	6.77%	27	7.37%	207	6.70%
Commercial real estate	3,298,619	5.96%	3,346,725	5.97%	3,243,056	5.83%
Commercial and industrial	1,566,145	7.39%	1,606,173	7.38%	1,646,572	7.22%
Commercial construction	406,321	7.82%	374,856	7.82%	373,111	7.80%
Total Commercial Loans	5,271,085	6.53%	5,327,754	6.52%	5,262,739	6.41%
Residential mortgage	1,589,791	5.11%	1,528,200	5.00%	1,332,913	4.66%
Home equity	642,384	7.01%	644,545	7.01%	645,949	6.80%
Installment and other consumer	103,390	8.65%	105,313	8.63%	115,111	8.52%
Consumer construction	62,998	6.42%	72,899	5.97%	52,783	4.89%
Total Consumer Loans	2,398,563	5.81%	2,350,957	5.75%	2,146,756	5.52%
Total Portfolio Loans	7,669,648	6.30%	7,678,711	6.29%	7,409,495	6.15%
Total Loans	7,669,668	6.30%	7,678,738	6.29%	7,409,702	6.15%
Total other earning assets	15,413	6.21%	20,087	7.04%	42,645	6.97%
Total Interest-earning Assets	8,875,757	5.93%	8,803,898	5.91%	8,561,578	5.74%
Noninterest-earning assets	744,609		756,552		763,243
Total Assets	$9,620,366		$9,560,450		$9,324,821

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$785,854	1.11%	$822,671	1.13%	$868,782	0.91%
Money market	2,051,754	3.40%	1,938,963	3.25%	1,595,964	2.34%
Savings	891,952	0.75%	915,768	0.70%	996,999	0.47%
Certificates of deposit	1,825,530	4.60%	1,774,037	4.55%	1,382,532	3.54%
Total Interest-bearing Deposits	5,555,090	3.04%	5,451,439	2.92%	4,844,277	2.04%
Short-term borrowings	202,500	4.88%	261,923	5.09%	585,196	5.65%
Long-term borrowings	40,383	4.47%	39,099	4.53%	39,458	4.47%
Junior subordinated debt securities	49,394	8.11%	49,379	8.18%	50,649	8.16%
Total Borrowings	292,277	5.37%	350,401	5.46%	675,303	5.77%
Total Other Interest-bearing Liabilities	41,038	5.36%	57,734	5.42%	62,584	5.33%
Total Interest-bearing Liabilities	5,888,405	3.17%	5,859,574	3.10%	5,582,164	2.53%
Noninterest-bearing liabilities	2,377,914		2,397,606		2,517,752
Shareholders' equity	1,354,047		1,303,270		1,224,905
Total Liabilities and Shareholders' Equity	$9,620,366		$9,560,450		$9,324,821

Net Interest Margin(9)		3.82%		3.85%		4.09%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	Nine Months Ended September 30,
(dollars in thousands)	2024		2023
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$162,957	5.54%	$139,248	4.91%
Securities, at fair value	972,941	2.96%	982,831	2.56%
Loans held for sale	74	7.14%	142	6.63%
Commercial real estate	3,336,689	5.95%	3,184,270	5.64%
Commercial and industrial	1,599,528	7.37%	1,680,640	7.03%
Commercial construction	382,177	7.78%	382,020	7.55%
Total Commercial Loans	5,318,394	6.51%	5,246,930	6.23%
Residential mortgage	1,532,410	5.02%	1,236,310	4.54%
Home equity	645,055	7.01%	647,785	6.56%
Installment and other consumer	106,523	8.64%	118,846	8.20%
Consumer construction	68,504	5.98%	47,203	4.63%
Total Consumer Loans	2,352,492	5.75%	2,050,144	5.39%
Total Portfolio Loans	7,670,886	6.28%	7,297,074	5.99%
Total Loans	7,670,960	6.28%	7,297,216	5.99%
Total other earning assets	20,260	6.87%	38,152	6.98%
Total Interest-earning Assets	8,827,118	5.90%	8,457,447	5.58%
Noninterest-earning assets	746,295		752,326
Total Assets	$9,573,413		$9,209,773

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$812,443	1.12%	$847,222	0.61%
Money market	1,970,539	3.27%	1,621,726	2.11%
Savings	915,643	0.69%	1,041,346	0.38%
Certificates of deposit	1,746,498	4.51%	1,224,704	2.99%
Total Interest-bearing deposits	5,445,123	2.91%	4,734,998	1.69%
Short-term borrowings	290,602	5.17%	522,448	5.36%
Long-term borrowings	39,571	4.51%	29,133	4.05%
Junior subordinated debt securities	49,379	8.17%	53,180	7.75%
Total Borrowings	379,552	5.49%	604,761	5.50%
Total Other Interest-bearing Liabilities	50,303	5.40%	55,637	5.01%
Total Interest-bearing Liabilities	5,874,978	3.10%	5,395,396	2.15%
Noninterest-bearing liabilities	2,382,352		2,593,683
Shareholders' equity	1,316,083		1,220,694
Total Liabilities and Shareholders' Equity	$9,573,413		$9,209,773

Net Interest Margin(10)		3.84%		4.21%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2024		2024		2023
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$14,877	0.45%	$15,090	0.45%	$1,735	0.05%
Commercial and industrial	5,789	0.37%	7,075	0.44%	3,468	0.21%
Commercial construction	3,416	0.88%	4,960	1.30%	384	0.10%
Total Nonaccrual Commercial Loans	24,082	0.46%	27,125	0.51%	5,587	0.11%
Consumer loans:
Residential mortgage	4,478	0.28%	4,698	0.30%	4,139	0.30%
Home equity	3,065	0.47%	2,804	0.44%	2,617	0.40%
Installment and other consumer	264	0.25%	230	0.22%	334	0.29%
Total Nonaccrual Consumer Loans	7,807	0.32%	7,732	0.33%	7,090	0.32%
Total Nonaccrual Loans	$31,889	0.41%	$34,857	0.45%	$12,677	0.17%

	2024	2024	2023
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$2,440	$845	$4,077
Recoveries	(302)	(1,233)	(367)
Net Loan Charge-offs (Recoveries)	$2,138	($388)	$3,710

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$47	($379)	($13)
Commercial and industrial	1,256	(658)	3,389
Commercial construction	—	—	—
Total Commercial Loan Charge-offs (Recoveries)	1,303	(1,037)	3,376
Consumer loans:
Residential mortgage	(5)	33	(11)
Home equity	580	274	71
Installment and other consumer	260	342	274
Total Consumer Loan Charge-offs	835	649	334
Total Net Loan Charge-offs (Recoveries)	$2,138	($388)	$3,710
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Nine Months Ended September 30,
(dollars in thousands)	2024	2023
Loan Charge-offs (Recoveries)
Charge-offs	$10,224	$20,758
Recoveries	(1,885)	(11,196)
Net Loan Charge-offs	$8,339	$9,562

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	($9,329)
Commercial real estate	4,906	(1,068)
Commercial and industrial	1,547	18,633
Commercial construction	—	(2)
Total Commercial Loan Charge-offs	6,453	8,234
Consumer loans:
Residential mortgage	35	(3)
Home equity	959	90
Installment and other consumer	892	1,241
Total Consumer Loan Charge-offs	1,886	1,328
Total Net Loan Charge-offs	$8,339	$9,562

	2024	2024	2023
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$31,889	$34,857	$12,677
OREO	—	95	3,715
Total nonperforming assets	31,889	34,952	16,392
Nonaccrual loans / total loans	0.41%	0.45%	0.17%
Nonperforming assets / total loans plus OREO	0.41%	0.45%	0.22%
Allowance for credit losses / total portfolio loans	1.36%	1.38%	1.44%
Allowance for credit losses / nonaccrual loans	327%	305%	854%
Net loan charge-offs (recoveries)	$2,138	($388)	$3,710
Net loan charge-offs (recoveries) (annualized) / average loans	0.11%	(0.02%)	0.20%

	Nine Months Ended September 30,
(dollars in thousands)	2024	2023
Asset Quality Data
Net loan charge-offs	$8,339	$9,562
Net loan charge-offs (annualized) / average loans	0.15%	0.18%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2024	2023
	Third	Second	Third
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,375,754	$1,321,443	$1,223,532
Less: goodwill and other intangible assets, net of deferred tax liability	(375,931)	(376,154)	(376,883)
Tangible common equity (non-GAAP)	$999,823	$945,289	$846,649
Common shares outstanding	38,260	38,256	38,244
Tangible book value (non-GAAP)	$26.13	$24.71	$22.14
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$129,652	$138,239	$132,779
Plus: amortization of intangibles (annualized), net of tax	893	921	1,034
Net income before amortization of intangibles (annualized)	$130,545	$139,160	$133,813

Average total shareholders' equity	$1,354,047	$1,303,270	$1,224,905
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,048)	(376,285)	(377,020)
Average tangible equity (non-GAAP)	$977,999	$926,985	$847,885
Return on average tangible shareholders' equity (non-GAAP)	13.35%	15.01%	15.78%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$41,443	$42,869	$41,268
Plus: Provision for credit losses	(454)	422	5,498
Total	$40,989	$43,291	$46,766
Total (annualized) (non-GAAP)	$163,065	$174,115	$185,538
Average assets	$9,620,366	$9,560,450	$9,324,821
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.69%	1.82%	1.99%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$55,365	$53,608	$52,799

Net interest income per consolidated statements of net income	$84,477	$83,594	$87,387
Plus: taxable equivalent adjustment	671	682	674
Net interest income (FTE) (non-GAAP)	85,148	84,276	88,061
Noninterest income	11,877	13,305	12,178
Less: net losses (gains) on sale of securities	2,199	3,150	—
Less: Visa Class B-1 exchange	(150)	(3,156)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$99,074	$97,575	$100,239
Efficiency ratio (non-GAAP)	55.88%	54.94%	52.67%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Nine Months Ended September 30,
(dollars in thousands)	2024	2023
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$131,172	$144,040
Plus: amortization of intangibles (annualized), net of tax	919	1,055
Net income before amortization of intangibles (annualized)	$132,091	$145,095

Average total shareholders' equity	$1,316,083	$1,220,694
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,283)	(377,290)
Average tangible equity (non-GAAP)	$939,800	$843,404
Return on average tangible shareholders' equity (non-GAAP)	14.06%	17.20%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$123,472	$132,780
Plus: Provision for credit losses	2,595	16,949
Total	$126,067	$149,729
Total (annualized) (non-GAAP)	$168,396	$200,186
Average assets	$9,573,413	$9,209,773
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.76%	2.17%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$163,493	$154,131

Net interest income per consolidated statements of net income	$251,548	$264,301
Plus: taxable equivalent adjustment	2,045	1,868
Net interest income (FTE) (non-GAAP)	253,593	266,169
Noninterest income	38,012	39,559
Less: net losses (gains) on sale of securities	5,346	—
Less: Visa Class B-1 exchange	(3,306)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$293,645	$305,728
Efficiency ratio (non-GAAP)	55.68%	50.41%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$387,993	$351,195
Less: interest expense	(136,445)	(86,894)
Net interest income per consolidated statements of net income	251,548	264,301
Plus: taxable equivalent adjustment	2,045	1,868
Net interest income (FTE) (non-GAAP)	$253,593	$266,169
Net interest income (FTE) (annualized)	$338,741	$355,867
Average interest-earning assets	$8,827,118	$8,457,447
Net interest margin - (FTE) (non-GAAP)	3.84%	4.21%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2024	2023
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
(8) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,375,754	$1,321,443	$1,223,532
Less: goodwill and other intangible assets, net of deferred tax liability	(375,931)	(376,154)	(376,883)
Tangible common equity (non-GAAP)	$999,823	$945,289	$846,649

Total assets	$9,583,947	$9,635,462	$9,466,077
Less: goodwill and other intangible assets, net of deferred tax liability	(375,931)	(376,154)	(376,883)
Tangible assets (non-GAAP)	$9,208,016	$9,259,308	$9,089,194
Tangible common equity to tangible assets (non-GAAP)	10.86%	10.21%	9.31%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(9) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$131,474	$128,765	$122,959
Less: interest expense	(46,997)	(45,171)	(35,572)
Net interest income per consolidated statements of net income	84,477	83,594	87,387
Plus: taxable equivalent adjustment	671	682	674
Net interest income (FTE) (non-GAAP)	$85,148	$84,276	$88,061
Net interest income (FTE) (annualized)	$338,741	$338,956	$349,373
Average interest-earning assets	$8,875,757	$8,803,898	$8,561,578
Net interest margin (FTE) (non-GAAP)	3.82%	3.85%	4.09%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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